[ASE LOGO]	Phone: 631-846-3460 Fax: 831-667-8907 41-17 Mercedes Way Edgewood, NY 11717 email: info@aseinternational.net www.aseinternational.net	PURCHASE ORDER Purchase Order: # Order Date: July 14, 2005 Ship Date: TBD

VENDOR ID #	9358484	SHIP TO:
PURCHASED FROM	Medis Technologies LTD. 805 Third Avenue New York, New York 10022	ASE INTERNATIONAL 41-17 Mercedes Way Edgewood, NY 11717
Contact	Mr. Robert K. Lifton
Phone #	212-935-8484
Fax #	212-935-9216

Purchasing Agent	Ship Via	Terms
Steven Koss, President	TBD	TBD

Quantity	Description	Unit Price	Extended Cert
2,400,000	Medis Powerpack (200,000 Per Month) 1st year of production This is for: 4 Power Packs & 1 Power Management System equals $32	$8.00	$19,200,000.00
4,800,000	Medis Powerpack (400,000 Per Month) 2nd year of production This is for: 4 Power Packs & 1 Power Management System equals $32	$8.00	$38,400,000.00
		TOTAL	$57,600,000.00

/s/  Steven L. Koss, President

ASE INTERNATIONAL INC.

July 13, 2005

Mr. Robert K. Lifton
Medis Technologies LTD.
805 Third Avenue
New York, NY 10022

Subject: Medis Power Pack Unit Commitment 2007 & 2008

Dear Robert:

ASE International Inc. is excited about the opportunity to distribute the Medis Power Pack into our current avenues of distribution. We foresee a very bright and prosperous future and are excited about working with Medis Technologies.

Our needs for the end of 2006 through the end of 2007 are 200,000 pieces per month. In 2008, we would need double the amount. If are needs are greater then what we projected we are hoping that you could accommodate our requirements.

We look forward to building a long and mutually beneficial relationship with your organization for many years to come.

Warmest Regards,

/s/  Steven L. Koss

Steven L. Koss
President

41-17 Mercedes Way: Edgewood, N.Y. 11717: (631) 846-3460: Fax (631) 667-2757

Medis Technologies Ltd.
805 Third Avenue • New York, New York 10022
Tel: (212) 935-8484 • Fax: (212) 935-9216
Email: medistechnologies@broadviewnet.net

July 27, 2005

ASE International Inc.
41-17 Mercedes Way
Edgewood, NY 11717

Dear Steven,

It is with great pleasure that Medis Technologies accepts your purchase order dated July 14, 2005 for 200,000 Power Pack units per month during our first year of full production and 400,000 Power Pack units per month during our second year of full production and agrees to sell to you the units you ordered at the price of $8.00 per unit, all as reflected in your purchase order.

Needless to say, I am personally delighted with this reflection of confidence on your part in our Power Pack product and want to express my appreciation and that of our Medis team, for this historical initial order. As you state in your letter we see this as the beginning of a long term mutually beneficial relationship for ASE and for Medis.

All best wishes,

/s/  Robert K. Lifton

Robert K. Lifton
Chairman and CEO